First Quarter 2023 Conference Call

Safe Harbor 2 This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of First Western Financial, Inc.’s (“First Western”) management with respect to, among other things, future events and First Western’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “position,” “project,” “future” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about First Western’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond First Western’s control. Accordingly, First Western cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although First Western believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Those following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward- looking statements: the COVID-19 pandemic and its effects; integration risks in connection with acquisitions; the risk of geographic concentration in Colorado, Arizona, Wyoming, California, and Montana; the risk of changes in the economy affecting real estate values and liquidity; the risk in our ability to continue to originate residential real estate loans and sell such loans; risks specific to commercial loans and borrowers; the risk of claims and litigation pertaining to our fiduciary responsibilities; the risk of competition for investment managers and professionals; the risk of fluctuation in the value of our investment securities; the risk of changes in interest rates; and the risk of the adequacy of our allowance for credit losses and the risk in our ability to maintain a strong core deposit base or other low-cost funding sources. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 15, 2023 and other documents we file with the SEC from time to time. All subsequent written and oral forward-looking statements attributable to First Western or persons acting on First Western’s behalf are expressly qualified in their entirety by this paragraph. Forward-looking statements speak only as of the date of this presentation. First Western undertakes no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise (except as required by law). Certain of the information contained herein may be derived from information provided by industry sources. The Company believes that such information is accurate and the sources from which it has been obtained are reliable; however, the Company cannot guaranty the accuracy of such information and has not independently verified such information. This presentation contains certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of this presentation. Numbers in the presentation may not sum due to rounding. Our common stock is not a deposit or savings account. Our common stock is not insured by the Federal Deposit Insurance Corporation or any governmental agency or instrumentality. This presentation is not an offer to sell any securities and it is not soliciting an offer to buy any securities in any state or jurisdiction where the offer or sale is not permitted. Neither the SEC nor any state securities commission has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Except as otherwise indicated, this presentation speaks as of the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company after the date hereof.

3 Overview of 1Q23 1Q23 Earnings Stable Balance Sheet • Strong relationship deposits with below peer level of uninsured deposits $891.5 million(2) or 37.3% in 1Q23 • $1.5 billion of readily available liquidity funding sources as of 1Q23 • Low amount of held-to-maturity securities at 2.7% of total assets, unrecognized losses of less than 3% of total Shareholders' Equity • Continued strong credit quality with immaterial losses • Minimal CRE exposure to non-owner occupied office space • Diverse client base with no single industry concentration Strong Fundamentals • Higher level of cash being held to temporarily increase balance sheet liquidity and flexibility • Total deposits increased during the months of February and March • Average Interest-bearing deposits up 14% from 4Q22 and average total deposit balances up 5% in 1Q23 • Disposition of non-relationship loans impacted loan growth in 1Q23, but improved risk profile of loan portfolio and positively impacted capital and liquidity • Net income available to common shareholders of $3.8 million, or $0.39 per diluted share • Pre-tax, pre-provision net income of $4.9 million(1) 1. See Non-GAAP Reconciliation 2. Calculated based off of uninsured deposits divided by total deposits.

4 Net Income Available to Common Shareholders and Earnings per Share • Net income of $3.8 million, or $0.39 diluted earnings per share, in 1Q23 • Continued profitability and prudent balance sheet management resulted in book value and tangible book value per share(1) increasing by 6.5% and 7.9%, respectively, from 1Q22, including a $0.56 per share reduction in equity as a result of the adoption of CECL in the first quarter Net Income Available to Common Shareholders Diluted Earnings per Share 1. See Non-GAAP reconciliation (1) (1) (1) (1) (1) (1) (1) (1) (1)

Loan Portfolio

Loan Portfolio Details

- Total loans held for investment decreased $1.1 million from prior quarter
- Total loans impacted by disposition of $40.9 million of non-relationship loans
- Average rate on new loan production increased by 125 bps from prior quarter

Loan Production & Loan Payoffs


(in millions)
$350
$300
$250
$200
$150
$100
$50
$0
$101.8
$154.2
$25.6
$341.9
$157.7
$5.7
$292.7
$123.4
$2.6
$182.3
$115.4
$0.1
$48.4
$99.8
$0.4
1Q22
2Q22
3Q22
4Q22
1Q23
Production
Loan Payoffs
PPP Forgiveness

Loan Portfolio Composition[1]

($ in thousands, as of quarter end)

	1Q 2022	4Q 2022	1Q 2023
Cash, Securities and Other	$ 235,221	$ 165,670	$ 157,308
Consumer and Other[2]	36,590	49,954	43,235
Construction and Development	151,651	288,497	283,999
1-4 Family Residential	602,412	898,154	889,782
Non-Owner Occupied CRE	455,715	496,776	536,679
Owner Occupied CRE	212,401	216,056	223,449
Commercial and Industrial	237,144	361,028	340,632
Total Loans HFI	$ 1,931,134	$ 2,476,135	$ 2,475,084
Loans held-for-sale (HFS)	$ 33,663	10,804[3]	$ 9,873
Total Loans	$ 1,964,797	$ 2,486,939	$ 2,484,957

1. Represents unpaid principal balance. Excludes deferred (fees) costs, and amortized premium/(unaccreted discount) and fair value adjustments on loans accounted for under the fair value option.
2. Includes loans held for investment accounted for under fair value option of $21.1 million, $23.4 million, and $6.4 million as of March 31, 2023, December 31, 2022 and March 31, 2022, respectively.
3. Includes $2.0 million loans held for sale that are not Mortgage loans held for sale as of December 31, 2022.

Total Loans[1]


$3,200
$2,800
$2,400
$2,000
$1,600
$1,200
$800
$400
$—
$1,945
$2,029
$2,253
$2,445
$2,487
$2,487
$2,485
1Q22
2Q22
3Q22
4Q22
1Q23
4Q22
1Q23
Average
Period End

5

FIRSTwestern

CRE Loan Portfolio Characteristics • Conservatively underwritten, well diversified CRE loan portfolio • Multi Family comprise the largest percentage at 16.3% of total CRE loans ($123.7 million) and 5.0% of total loan portfolio • Office CRE loans represent just 11.1% of total CRE loans and 3.4% of total loans ◦ No exposure to major metropolitan areas including downtown Denver ◦ No exposure to buildings over seven stories ◦ Majority of properties are located in suburban areas with tenants in recession resistant industries like medical practices ◦ Average loan size of $2.3 million ◦ No losses on office CRE loans over past 10 years ◦ Minimal amount of office CRE loans maturing through the end of 2024 • Portfolio management includes review of current cash flows, vacancy rates, and rental rates, at least once per year 6

7 Total Deposits • Average Interest-bearing deposits up 14% from 4Q22 and average total deposit balances up 5% in 1Q23 • Total deposits declined $71 million in January primarily due to client liquidity events, followed by net deposit inflows of $29 million in February and $29 million in March • Limited migration of noninterest-bearing deposits into interest-bearing categories as clients seek higher rates • Time deposits added to lock-in fixed rate funding and help improve ability to manage funding costs going forward 1Q 2022 4Q 2022 1Q 2023 Money market deposit accounts $ 1,108,315 $ 1,336,092 $ 1,277,988 Time deposits 156,678 224,090 354,545 NOW 319,678 234,778 192,011 Savings accounts 33,070 27,177 22,319 Noninterest-bearing accounts 654,401 583,092 545,064 Total Deposits $ 2,272,142 $ 2,405,229 $ 2,391,927 Deposit Portfolio Composition Total Deposits Average Period End

8 Trust and Investment Management • Total assets under management increased $275.1 million from December 31, 2022 to $6.38 billion as of March 31, 2023 • Client accounts benefited from improved market conditions in the first quarter • All five product categories increased quarter-over-quarter (in millions, as of quarter end) Total Assets Under Management

1. See Non-GAAP reconciliation Gross Revenue • Gross revenue(1) declined 10.1% from prior quarter, primarily driven by an increase in the cost of interest- bearing liabilities, partially offset by growth in interest-earning assets • Net interest income up $1.1 million or 5.8% from 1Q22 • Non-interest income down $2.6 million or 30.6% from 1Q22 1Q23 Gross Revenue(1) Gross Revenue(1) 9

10 Net Interest Income and Net Interest Margin • Net interest income decreased to $19.6 million, or 10.4%, from $21.8 million in 4Q22, but increased 5.8% from $18.5 million in 1Q22 • Interest income up $14.8 million or 74.6% compared to 1Q22. Interest expense increased $13.8 million or 997% • Net interest income decreased from 4Q22 due to higher interest expense driven primarily by higher deposit costs, offset partially by higher interest income • Net interest margin decreased 37 bps to 2.93%, primarily due to an 80 basis point increase in average cost of deposits, driven by a rising rate environment and a highly competitive deposit market (in thousands) 1. See Non-GAAP reconciliation Net Interest Income Net Interest Margin

11 Non-Interest Income • Non-interest income decreased 11.3% from 4Q22, primarily due to seasonally lower risk management and insurance fees • Trust and Investment Management fees increased 6.4% from 4Q22 • Net gain on mortgage loans decreased from 1Q22 but increased from 4Q22 as the impact of loan production from expanded Arizona team more than offset seasonally slower production in Colorado • Volume of locks on mortgage loans originated for sale increased 41% from the prior quarter, with 96% of the originations being purchase loans (in thousands)(in thousands) Total Non-Interest Income Trust and Investment Management Fees

12 Non-Interest Expense and Efficiency Ratio • Non-interest expense increased 3.1% from 4Q22 • Increase primarily due to an increase in Salary and employee benefits, driven by the seasonality of payroll taxes in addition to lower deferred compensation due to fewer loan originations, partially offset by a decrease in technology and marketing expense • Headcount reduced by 22 FTE from 4Q22 to 1Q23 • Increase in FDIC insurance due to the FDIC's two basis point uniform increase in assessment rates and the Company's increase in total assets • Organizational-wide review of expense levels resulted in additional cost savings that are expected to keep non-interest expenses in the range of $19 million to $20 million for the remainder of 2023 (1) 1. See Non-GAAP reconciliation Total Non-Interest Expense Operating Efficiency Ratio(1) (in thousands) (1) (1) (1) (1)(1) ((1) (1) (1)

13 Asset Quality • CECL accounting standard adopted on January 1, 2023 with ACL/Total Loans of 84 bps and 47 bps coverage on off-balance sheet commitments. Total decrease to retained earnings of $5.3 million, net of tax impact ◦ Provision related to purchased loans upon adoption totaled $2.5 million • ACL/ Total Adjusted Loans(1) is 0.81% as of 1Q23 • $0.3 million release to provision for credit losses related to changes in volume and composition of loan portfolio, partially offset by increased provision on off-balance sheet commitments due to increased unfunded balances • Continue to experience immaterial amounts of credit losses Non-Performing Assets/Total Assets Net Charge-Offs/Average Loans 1. Adjusted Total Loans – Total Loans minus PPP loans and loans accounted for under fair value option; see non-GAAP reconciliation

14 Consistent Value Creation TBV/Share(1) Up 144% Since July 2018 IPO Wealth Management Segment Diluted Pre-Tax Earnings Per Share(1)

15 Near-Term Outlook •Prudent risk management will remain top priority while economic uncertainty remains, which will impact level of profitability in short term •We expect strength of balance sheet will enable First Western to capitalize on current turmoil in banking industry to add new clients and talent looking to move to a stronger financial institution •Reorganization of offices will enable senior leadership to devote more time to business development •Continued focus on disciplined expense control to realize more operating leverage •As during the pandemic, First Western is well positioned to be a source of strength and stability, capitalize on opportunities to add new clients, and generate continued long-term profitable growth that will create value for shareholders •Completed operating expense review in April that will reduce ongoing costs by 6.9% or $1.4 million per quarter vs. 1Q23 expenses

Appendix 16

17 Capital and Liquidity Overview Liquidity Funding Sources (as of 3/31/23) 1. See Non-GAAP reconciliation 2. Based on internal policy guidelines Consolidated Capital Ratios (as of 3/31/23) Tangible Common Equity / TBV per Share(1) (in thousands) Liquidity Reserves: Total Available Cash $293,570 Unpledged Investment Securities 22,019 Borrowed Funds: Secured: FHLB Available 716,956 FRB Available 329 Other: Brokered Remaining Capacity 394,480(2) Unsecured: Credit Lines 29,000 Total Liquidity Funding Sources $1,456,354 Loan to Deposit Ratio 103.2%

Non-GAAP Reconciliation

Consolidated Efficiency Ratio	For the Three Months Ended,				
(Dollars in thousands)	March 31, 2021	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023
Non-interest expense	$19,358	$20,583	$19,260	$19,905	$20,528
Less: amortization	77	77	77	77	64
Less: acquisition related expenses	527	347	154	195	37
Adjusted non-interest expense	$18,754	$20,159	$19,029	$19,633	$20,427
Net interest income	$18,495	$20,152	$22,906	$21,842	$19,560
Non-interest income	8,389	6,926	6,345	6,561	5,819
Less: unrealized gains/(losses) recognized on equity securities	(32)	299	75	-	10
Less: net gain/(loss) on loans accounted for under the fair value option	-	(155)	(134)	(602)	(543)
Less: Net gain on equity interests	1	-	6	-	-
Less: Net (loss)/gain on loans held for sale at fair value	-	-	-	(12)	(178)
Adjusted non-interest income	8,420	6,782	6,398	7,175	6,530
Total income	$26,915	$26,934	$29,304	$29,017	$26,090
Efficiency ratio	**69.68%**	**74.85%**	**64.94%**	**67.66%**	**78.29%**

Share						
(Dollars in thousands)	Dec. 31, 2018	Dec. 31, 2019	Dec. 31, 2020	Dec. 31, 2021	Dec. 31, 2022	March 31, 2023
Total shareholders' equity	$116,875	$127,678	$154,962	$219,041	$240,864	$239,822
Less:						
Goodwill and other intangibles, net	25,213	19,714	24,258	31,902	32,104	32,040
Intangibles held for sale[1]	-	3,553	-	-	-	-
Tangible common equity	91,662	104,411	$130,704	187,139	208,760	207,782
Common shares outstanding, end of period	7,968,420	7,940,168	7,951,773	9,419,271	9,495,440	9,507,564
Tangible common book value per share	**$11.50**	**$13.15**	**$16.44**	**$19.87**	**$21.99**	**$21.85**

Net income available to common shareholders	**$3,820**
Return on tangible common equity (annualized)	**7.35%**

1. Represents the intangible portion of assets held for sale

18

FIRSTwestern

19 Non-GAAP Reconciliation Wealth Management Gross Revenue For the Three Months Ended, (Dollars in thousands) March 31, 2022 June 30, 2022 September 30, 2022 December 31, 2022 March 31, 2023 Total income before non-interest expense $24,156 $25,282 $26,555 $26,623 $25,092 Less: unrealized gains/(losses) recognized on equity securities (32) 299 75 - 10 Less: net gain/(loss) on loans accounted for under the fair value option - (155) (134) (602) (543) Less: net gain on equity interests 1 - 6 - - Less: net (loss)/gain on loans held for sale at fair value - - - (12) (178) Plus: provision for credit losses 210 519 1,756 1,197 (310) Gross revenue $24,397 $25,657 $28,364 $28,434 $25,493 Mortgage Gross Revenue For the Three Months Ended, (Dollars in thousands) March 31, 2022 June 30, 2022 September 30, 2022 December 31, 2022 March 31, 2023 Total income before non-interest expense $2,518 $1,277 $940 $583 $597 Plus: provision for credit losses - - - - - Gross revenue $2,518 $1,277 $940 $583 $597 Consolidated Gross Revenue For the Three Months Ended, (Dollars in thousands) March 31, 2022 June 30, 2022 September 30, 2022 December 31, 2022 March 31, 2023 Total income before non-interest expense $26,674 $26,559 $27,495 $27,206 $25,689 Less: unrealized gains/(losses) recognized on equity securities (32) 299 75 - 10 Less: net gain/(loss) on loans accounted for under the fair value option - (155) (134) (602) (543) Less: net gain on equity interests 1 - 6 - - Less: net (loss)/gain on loans held for sale at fair value - - - (12) (178) Plus: provision for credit losses 210 519 1,756 1,197 (310) Gross revenue $26,915 $26,934 $29,304 $29,017 $26,090 Gross Revenue excluding net gain on mortgage loans For the Three Months Ended, (Dollars in thousands) March 31, 2022 December 31, 2022 March 31, 2023 Gross revenue $26,915 $29,017 $26,090 Less: net gain on mortgage loans 2,303 775 1,019 Gross revenue excluding net gain on mortgage loans $24,612 $28,242 $25,071

20 Non-GAAP Reconciliation Adjusted net income available to common shareholders For the Three Months Ended, (Dollars in thousands, except per share data) March 31, 2022 June 30, 2022 September 30, 2022 December 31, 2022 March 31, 2023 Net income available to common shareholders $5,524 $4,482 $6,221 $5,471 $3,820 Plus: acquisition related expense including tax impact 398 260 116 146 27 Adjusted net income to common shareholders $5,922 $4,742 $6,337 $5,617 $3,847 Adjusted diluted earnings per share For the Three Months Ended, (Dollars in thousands, except per share data) March 31, 2022 June 30, 2022 September 30, 2022 December 31, 2022 March 31, 2023 Diluted earnings per share $0.57 $0.46 $0.64 $0.56 $0.39 Plus: acquisition related expenses including tax impact 0.04 0.03 0.02 0.02 0.00 Adjusted diluted earnings per share $0.61 $0.49 $0.66 $0.58 $0.39 Allowance for credit losses to adjusted loans As of (Dollars in thousands) March 31, 2022 June 30, 2022 September 30, 2022 December 31, 2022 March 31, 2023 Total loans held for investment $1,931,134 $2,150,148 $2,354,898 $2,476,135 $2,475,084 Less: Acquired loans 323,563 287,623 248,573 234,717 - (1) Less: PPP loans 13,109 9,053 6,905 6,378 5,967 Less: Purchased loans accounted for under fair value 6.368 21,149 22,648 23,415 21,052 Loans excluding acquired and PPP 1,588,094 1,832,323 2,076,772 2,211,625 2,448,065 Allowance for credit losses 13,885 14,357 16,081 17,183 19,843 Allowance for credit losses to loans excluding PPP 0.87% 0.78% 0.77% 0.78% 0.81 % Pre-tax, pre-provision net income For the Three Months Ended, (Dollars in thousands) March 31, 2022 December 31, 2022 March 31, 2023 Income before income taxes $7,316 $7,301 $5,161 Plus: provision for credit losses 210 1,197 (310) Pre-tax, pre-provision net income $7,526 $8,498 $4,851 1. Subsequent to the adoption of CECL on January 1, 2023, acquired loans are included in the Allowance for Credit Losses and therefore are no longer excluded from the total adjusted loan calculation.

21 Non-GAAP Reconciliation

Non-GAAP Reconciliation

Adjusted net interest margin	For the Three Months Ended March 31, 2022			For the Three Months Ended June 30, 2022			For the Three Months Ended September 30, 2022			For the Three Months Ended December 31, 2022			For the Three Months Ended March 31, 2023		
(Dollars in thousands)	Average Balance	Interest Earned/Paid	Average Yield/Rate	Average Balance	Interest Earned/Paid	Average Yield/Rate	Average Balance	Interest Earned/Paid	Average Yield/Rate	Average Balance	Interest Earned/Paid	Average Yield/Rate	Average Balance	Interest Earned/Paid	Average Yield/Rate
Interest-bearing deposits in other financial institutions	$475,942	$232		$321,673	$549		$101,824	$533		$103,190	$931		127,608	1,403	
PPP adjustment	12,378	6		4,493	9		2,798	16		1,736	16		1,502	17	
Investment securities	55,739	337		69,320	418		87,340	653		84,017	645		82,106	629	
Correspondent bank stock	1,663	21		1,555	13		4,924	109		11,880	237		9,592	173	
Loans	1,922,770	19,096		2,010,024	20,663		2,241,343	25,345		2,436,252	30,691		2,469,129	32,239	
Loans HFS	22,699	191		19,389	229		11,531	157		9,065	146		18,020	268	
PPP adjustment	(30,481)	(491)		(13,385)	(148)		(9,026)	(73)		(7,350)	(32)		(6,470)	(37)	
Purchase Accretion adjustment	-	(328)		-	(288)		-	114		-	(87)		-	(64)	
Adjusted total Interest-earning assets	$2,460,710	$19,064		$2,413,069	$21,445		$2,443,734	$26,854		$2,638,790	$32,547		$2,701,487	34,628	
Interest-bearing deposits		943			1,103			2,706			8,260			13,092	
PPP adjustment		-			-			-			-			-	
Federal Home Loan Bank Topeka and Federal Reserve borrowings		39			28			666			1,916			1,386	
PPP adjustment		(16)			(8)			(3)			(6)			(5)	
Subordinated notes		400			361			362			486			674	
Adjusted total interest-bearing liabilities		1,366			1,484			3,731			10,656			15,147	
Net interest income		17,698			19,961			23,123			21,891			19,481	
Adjusted net interest margin			**2.92%**			**3.32%**			**3.84%**			**3.29%**			**2.92%**

22